Exhibit 99.1

Teleflex Incorporated 2006 Financial Results 2007 Outlook March 1, 2007

Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation includes certain non-GAAP financial measures. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain or loss on sales of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 98533145

Jeff Black Chairman and Chief Executive Officer

Full Year 2006 Highlights Continuing operations deliver multiple financial records: Revenues Cash flow from operations Asset velocity Strong balance sheet Dividend increases 14% Completed $140 million stock buyback Businesses benefiting from 2004 restructuring plan New product launches, new markets create momentum Positioned for growth, delivering record financial results

Fourth Quarter 2006 Highlights Strong quarter for Aerospace and Medical Medical: Revenues up 11% Core growth 8% Operating profits up 42% Operating margins 21.7% Aerospace: Revenues up 4% Operating profits up 16% Operating margins 10.8% Commercial Revenues up 6% (Power Systems, Industrial) Operating profits down 16% Operating margins 5.7% (up sequentially) New product launches create significant momentum

2006 Goals vs. Results Record cash flow from operations Maintain strong balance sheet Continue track record of core growth Expand operating margins Create opportunities for future growth $344 million 18.5% net debt to capital 5% core growth Operating margins up 50 basis points Excellent momentum on new product development front; expanding international sales initiatives

2007 Revenue Growth Trends Growth Segment Expectations Aerospace Medical Commercial Key 2007 Assumptions Strong backlog in cargo systems and precision-machined components tempered by full year of repairs insourcing Growth driven by new product launches and expanding presence in Asian markets Growth in power systems and industrial businesses balance challenging automotive market Marine stays ahead of weak market with new products

2007 Outlook Low High Earnings per share from continuing operations before special charges $4.15 $4.35 Special charges $(0.16) $(0.11) Earnings per share from continuing operations including special charges $3.99 $4.24

Martin Headley Executive Vice President and Chief Financial Officer

YTD 2006 Summary Financial Results Revenue growth driven by growth in Aerospace and Commercial power systems Pro forma options expense in 2005: $3.2 million after-tax or $0.08 per share Medical restructuring issues suppressed profitability in 1st half Margin pressure in automotive

Q4 2006 Summary Financial Results Positive core growth in all three business segments Pro forma options expense in Q4 2005: $0.8 million after-tax or $0.02 per share Double digit operating margin expansion in Aerospace and Medical Margin pressure in automotive impacts Commercial Segment

Financial Results - Commercial Segment + Continued momentum for alternative fuel systems and auxiliary power units + New products keep marine ahead of weak market + Excluding automotive, 4Q core growth = 11% Push-outs and customer price reductions in automotive Commodity costs negatively impact marine margin $2.1 million obsolete inventory and accelerated depreciation for auto platforms at end of life

Financial Results - Medical Segment + 2006 revenue growth driven by impact of new products in respiratory care/sleep therapy, specialty medical devices + Second half operating margin recovers to 21.5% First half impacted by restructuring issues IT consolidation costs reduced operating profits by $10.5 million and operating margins by 130 basis points

Financial Results - Aerospace Segment + Strong core growth for wide body cargo systems and ultralight containers + Productivity improvement + Margin benefit from consolidation of production facilities under the 2004 restructuring program Customer insourcing initiative impact on repairs business in second half Precision components: Year over year military programs decline Commercial aviation increases

Asset Velocity Asset velocity reaches long term target of 15% at year end. Note: Asset velocity defined as net working capital less cash, deferred taxes, and net assets held for sale plus current portion of long term debt divided by annualized quarterly sales

Cash Flow Record operating cash flow in Q4 and YTD periods Strong working capital management

Fourth Quarter Cash Flow Conversion Adjusted operating income defined as income from continuing operations excluding special charges CAPEX Amounts: Q4 2005: $24.2 million Q4 2006: $20.9 million ($ mil) 160% 248%

YTD Cash Flow Conversion ($ mil) Adjusted operating income defined as income from continuing operations excluding special charges CAPEX Amounts: YTD 2005: $69.9 million YTD 2006: $63.2 million 177% 184%

Strong Balance Sheet for Future Growth Strong, well capitalized balance sheet provides debt capacity for potential acquisitions

2007 Forecast Operating cash flow in excess of $300 million for third consecutive year Low High Earnings per share from continuing operations before special charges $4.15 $4.35 Special charges $(0.16) $(0.11) Earnings per share from continuing operations including special charges $3.99 $4.24

2007 Outlook Assumptions External Assumptions Relatively stable economic conditions Modest weakening of US Dollar Stable interest rates and commodity pricing Internal Assumptions Mid single digit core growth Aerospace and Medical +++ Commercial flat - automotive market down, power systems up Overall consolidated gross margins reach 30% Effective tax rate 2007: 28% to 29% Capex: $75 - $80 million Repayment of debt continues to drive reduced interest expense

Summary Teleflex: Outstanding fundamentals Solid core growth Expanding margins Profitable businesses Sound working capital management Minimal debt Strong cash flow and cash flow conversion Investing for growth Technology and new product development Commitment to international markets Active acquisition pipeline

Question and Answer Session

Appendix A - Summary from Continuing Operations, 2006

Appendix B - Summary from Continuing Operations, 2005

Appendix C - Reconciliation of Net Debt to Total Capital